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                                                                   EXHIBIT 23.3

                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated May 14, 1998, relating to our audit of the combined statement of revenues and certain expenses of the Landmark Mall, Mayfair Complex, The Meadows, Northgate Mall, Oglethorpe Mall and Park City Center (the "Malls") for the year ended December 31, 1997, included in this Form 8-K/A of General Growth Properties, Inc., dated June 2, 1998, and to the reference to us as experts in such registration statements.


                                        /s/ DELOITTE & TOUCHE

Atlanta, Georgia
June 26, 1998